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                                      Print Name of Subscriber: John P. Leighton

                             SUBSCRIPTION AGREEMENT

M.H. MEYERSON & CO., INC.
Newport Office Tower
525 Washington Blvd.
Jersey City, NJ 07310

     Gentlemen:

     1. SUBSCRIPTION. I (sometimes referred to herein as the "Investor") hereby subscibe for and agree to purchase 100,000 shares ("Shares") of common stock, par value $ .01 per share ("Common Stock"), of M.H. MEYERSON & CO., INC. ("Company"), a New Jersey corporation, at a purchase price of $0.90 per Share on the terms and conditions described herein. The total purchase price for the Shares submitted herewith is $90,000.

     2. PURCHASE. I hereby tender to the Company cash or a check made payable to the order of M.H. MEYERSON & CO., INC. in the amount indicated above. I hereby tender two manually executed copies of this Subscription Agreement and my completed and executed Confidential Purchaser Questionnaire.

     3. ACCEPTANCE OR REJECTION OF SUBSCRIPTION. The Company has the right to reject this subscription for the Shares, in whole or in part for any reason. In the event of the rejection of this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Subscription Agreement shall have no force or effect. If my subscription is accepted, my subscription proceeds will be released to the Company and the certificates representing the Shares for which I have subscribed will be sent to me.

     4. CLOSING AND DELIVERY OF SHARES. The Company may close on these funds at any time at its discretion and use such funds for any use connected with the furtherance of the Company's business. The Shares subscribed for herein shall not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company.

     5. DISCLOSURE. This offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Sections 3(b), 4(2) or 4(6) of the Securities Act and applicable state securities laws. Accordingly, the Shares are being sold without registration under the Securities Act. I acknowledge receipt of the Company's Annual Report on Form 10-K for the year ended January 31, 2002 and all Quarterly Reports on Form 10-Q filed thereafter with the Securities and Exchange Commission ("SEC") (collectively, "Documents") and represent that I have carefully reviewed and understand the Documents and their respective exhibits. I have received all information and materials regarding the Company that I have requested.

     I fully understand that the Shares are speculative investments that involve a high degree of risk of loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Shares and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Shares. Both my advisors, if any, and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its

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behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors, if any, and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Shares.

     6. INVESTOR REPRESENTATIONS AND WARRANTIES. I acknowledge, represent and warrant to, and agree with, the Company as follows:

         (a) I am aware that my investment involves a high degree of risk, and I have read and fully understand the Documents.

         (b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.

         (c) I am purchasing the Shares for my own account for investment and not with a view to or for sale in connection with the distribution of the Shares, nor with any present intention of selling or otherwise disposing of all or any part of the Shares. I agree that: (i) the purchase of the Shares is a long-term investment; and (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act, the Shares may never by registered and cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under said Securities Act and under applicable securities laws of certain states or an exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the restrictions on the Shares.

         (d) I recognize that the Shares, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Shares is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

         (e) I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining additional information. Furthermore, I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Shares and the business and operations of the Company and to obtain any additional information, to the extent reasonably available.

         (f) I have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the SEC pursuant to the Securities Act in connection with evaluating such merits and risks.

         (g) I have relied solely upon my own investigation in making a decision to invest in the Company.

         (h) I have received no representation or warranty from the Company or any of its


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respective officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Documents. I am not purchasing the Shares as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet; or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (i) I have had full opportunity to ask questions and to receive satisfactory answers pertaining to my investment and all such questions have been answered to my full satisfaction.

         (j) I have been provided an opportunity to obtain any additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

         (k) I am an "accredited investor" as defined in Section 2(15) of the Securities Act and in Rule 501 promulgated thereunder.

         (l) I understand that (i) the Shares have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration; (ii) no securities administrator of any state or the federal government has recommended or endorsed the Shares or made any finding or determination relating to the fairness of an investment in the Company; and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

         (m) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

         (n) If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

         (o) I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

     7. INDEMNIFICATION. I hereby agree to indemnify and hold harmless the Company, its respective officers, directors, stockholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any


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untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein.

     8.  MISCELLANEOUS.

         8.1. SEVERABILITY; REMEDIES. If any part of this Subscription Agreement is found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         8.2. COUNTERPARTS. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

         8.3. BENEFIT. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         8.4. GOVERNING LAW AND JURISDICTION. This Subscription Agreement will be deemed to have been made and delivered in New Jersey and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New Jersey. The Company and the Investor each hereby: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in the arbitration program sponsored by the National Association of Securities Dealers, Inc.; (ii) waives any objection to the venue of any such suit, action or proceeding; and (iii) irrevocably consents to the jurisdiction of the National Association of Securities Dealers, Inc. in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in arbitration.

         8.5. NOTICES. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail, (return receipt requested), and shall be effective five days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

         Investor:      John P. Leighton
                        180 Nassau Blvd.
                        Garden City, NY 11530

         The Company:   M.H. MEYERSON & CO., INC.
                        525 Washington Boulevard, 34th floor
                        Jersey City, NJ 07310
                        Attn: Michael T. Dorsey

or to such other addresses as any of them, by notice to the others, may designate from time to time in accordance with this Section 8.5.


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

         8.6. ORAL EVIDENCE. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against whom enforcement or the change, waiver, discharge or termination is sought.

         8.7. SECTION HEADINGS. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

         8.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Shares.

         8.9. ACCEPTANCE OR SUBSCRIPTION. The Company may accept this Subscription Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided.



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Manner in Which Title is to be Held (check one)
-----------------------------------

                               X     Individual Ownership
                            ------
                                      Community Property
                            ------
                                      Joint Tenant with Right of Survivorship
                            ------    (both parties must sign)

                                      Partnership
                            ------
                                      Tenants in common
                            ------
                                      Corporation
                            ------
                                      Trust
                            ------
                                      Other (please indicate)
                            ------


INDIVIDUAL INVESTORS

/s/ John P. Leighton
Signature (individual)


------------------------------------------
Signature (all record holders should sign)


John P. Leighton
Name(s) Typed or Printed
Address to Which Correspondence
Should be Directed:
180 Nassau Blvd.
Garden City, NY 11530
City, State and Zip Code


------------------------------------------
Social Security Number

--------------------------------------------------------------------------------

The foregoing is accepted and the Company hereby agrees to be bound by its terms.


                                       M.H. MEYERSON & CO., INC.

Dated: February 18, 2003               By: /s/ Michael T. Dorsey
                                          --------------------------------------
                                          Executive Vice President


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